UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2006
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19681 (Commission File Number)	36-2419677 (I.R.S. Employer Identification Number)
2299 Busse Road, Elk Grove Village, Illinois 60007
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 593-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
On July 14,, 2006, John B. Sanfilippo & Son, Inc. (the “Company”) completed the sales and leasebacks of its current production facilities in the Chicago area in furtherance of the Company’s facility consolidation project. The Company sold the portion of the facility it owned at 2299 Busse Road, Elk Grove Village, Illinois to the Arthur/Busse Limited Partnership (the “Partnership”), a related-party partnership (which owned the remaining portion of the facility) for $2.0 million. The Partnership then sold the facility to ProLogis. The Company also closed on the sale of its facilities to ProLogis at 1851 Arthur Avenue, Elk Grove Village, Illinois and 3001 Malmo Drive, Arlington Heights, Illinois for a combined $7.8 million.
The Company entered into lease agreements with Palmtree Acquisition Corporation (“Palmtree”), an affiliate of ProLogis, for each of the three facilities. The Company will lease these facilities until such time as the Company is able to transfer production from these facilities to its new facility in Elgin, Illinois. The Company anticipates that all Chicago area operations will be transferred to the Elgin site by December 2008, at which time all leases with Palmtree will be concluded.
Copies of all agreements are included as exhibits to this Current Report on Form 8-K.
Item 9.01 — Financial Statements and Exhibits
(c) Exhibits
The exhibits furnished herewith are listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
July 20, 2006	By:	/s/ William R. Pokrajac
William R. Pokrajac
Vice President of Finance

EXHIBIT INDEX

Exhibit	Description

10.1	Fourth Amendment to Industrial Building Lease between the Company and Chicago Title Land Trust Company

10.2	Agreement for Purchase of Real Estate and Related Property between the Company and Arthur/Busse Limited Partnership

10.3	Lease Agreement between the Company, as Tenant, and Palmtree Acquisition Corporation, as Landlord for property at 3001 Malmo Drive, Arlington Heights, Illinois

10.4	Lease Agreement between the Company, as Tenant, and Palmtree Acquisition Corporation, as Landlord for property at 2299 Busse Road, Elk Grove Village, Illinois

10.5	Lease Agreement between the Company, as Tenant, and Palmtree Acquisition Corporation, as Landlord for property at 1851 Arthur Avenue, Elk Grove Village, Illinois

10.6	Agreement of Purchase and Sale between the Company and ProLogis dated May 11, 2006(1)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K dated May 11, 2006.